UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 1, 2010

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32875	76-3095469

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Merger Agreement
     On September 2, 2010, Burger King Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Acquisition Holding Corporation, a Delaware corporation (“Parent”), and Blue Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”).
     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Sub will commence a tender offer (the “Offer”) within 10 business days of the execution of the Merger Agreement to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) at a purchase price of $24.00 per share, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes; and as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each outstanding share of Company Common Stock , other than shares of Company Common Stock owned by Parent or Sub or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price.
     The obligation of Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the consummation of the Offer not being unlawful under the antitrust or similar law of certain foreign jurisdictions, the receipt of proceeds by Parent under certain financing agreements, including debt commitment letters from JPMorgan Chase Bank, N.A. and Barclays Bank PLC (collectively, the “Lenders”), and other customary closing conditions. In addition, it is a condition to Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Company Common Stock then owned by Parent and its subsidiaries, equals at least 79.1% of the Company Common Stock outstanding as of the expiration of the Offer. In the event that this minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement. In that case, the consummation of the Merger would be subject to similar conditions as the Offer conditions, other than the addition of the stockholder approval requirement and the inapplicability of (i) the minimum tender condition and (ii) the condition regarding the receipt of funds from the Lenders.
     The Company has also granted to Parent an irrevocable right (the “Top-Up”), which Sub shall exercise immediately following consummation of the Offer, if necessary, to purchase from the Company the number of shares of Company Common Stock that, when added to the shares of Company Common Stock already owned by Parent or any of its subsidiaries following consummation of the Offer, constitutes one share of Company Common Stock more than 90% of the shares of Company Common Stock then outstanding. If Parent, Sub and any of their respective affiliates acquire more than 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up, Sub will complete the Merger through the “short form” procedures available under Delaware law.
     The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Company is permitted to solicit inquiries or engage in discussions with third parties relating to “takeover proposals” for the 40-day “go-shop” period after signing of the Merger Agreement, and after such period, the Company may not solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Parent three business days notice (whether during or after the “go-shop” period) before the Company is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal.

     The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company receives a superior proposal (as defined in the Merger Agreement). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a superior proposal, the Company is required to pay to Parent a termination fee equal to $95,000,000, unless the termination by the Company and entry into an agreement with respect to a superior proposal shall occur during the “go-shop” period, in which case the Company is required to pay Parent a termination fee equal to $50,000,000. Parent will be required to pay the Company a termination fee equal to $175,000,000 under certain specified circumstances as set forth in the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries or affiliates.
     The Merger Agreement contains customary representations and warranties the Company, Parent and Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Sub rather than establishing matters as facts.
Stockholder Tender Agreements
     Concurrently with the execution of the Merger Agreement, certain private equity funds controlled by TPG Capital, Bain Capital Partners and the Goldman Sachs Funds entered into Stockholder Tender Agreements with the Company pursuant to which such stockholders have agreed to tender their shares of Company Common Stock in the Offer upon the terms and subject to the conditions of such agreements and, if requested by Parent, to enter into customary voting agreements with Parent to vote such shares of Company Common Stock in favor of the Merger. The shares subject to the Stockholder Tender Agreements comprise approximately 31% of the outstanding Company Common Stock. The Stockholder Tender Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.
     The foregoing description of the Stockholder Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Stockholder Tender Agreements, which are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 1, 2010, the Company entered into amendments to the employment agreements of John Chidsey, Ben Wells, Anne Chwat, and Peter Smith, which will add or modify certain terms of their existing agreements, including terms pursuant to which services will be performed following consummation of the Merger. The amendments provide that upon consummation of the Merger, Messrs. Chidsey and Wells and Ms. Chwat will remain employed with the Company for a period of six months. With respect to Mr. Wells and Ms.

Chwat, the six-month transition period can be extended if the Company and the executive mutually agree. At the closing of the Merger, like all other bonus eligible employees, each of the executives will be entitled to receive a pro rata target annual bonus for the period commencing on July 1, 2010 through the effective time of the Merger.
     In exchange for performing services during the transition period, the executives will generally be compensated during the transition period as they were compensated prior to the transition period. If an executive’s employment is terminated during the transition period other than (i) for cause or (ii) the executive’s voluntary termination without good reason, in addition to the severance payments and benefits under the executive’s existing employment agreement, the executive will receive the remaining cash compensation that would have been paid to the executive had he or she performed services through the end of the transition period.
     Following the six-month transition period, Mr. Chidsey’s employment will terminate and he will be entitled to the severance payments and benefits set forth in his employment agreement. Following Mr. Wells’ or Ms. Chwat’s qualifying termination of employment, he or she will generally be entitled to the severance pay that he or she was entitled to under their current employment contracts. In addition, Mr. Chidsey has agreed to perform part-time consulting services for the six-month period following the transition period. In exchange for performing consulting services, Mr. Chidsey will receive a monthly consulting fee of $100,000. Mr. Smith’s employment will terminate upon the consummation of the Merger and he will receive the severance payments and benefits set forth in his employment agreement.
     Each executive will receive a transition bonus ($3,021,000, $1,308,500, $1,097,518, and $1,130,619 for Messrs. Chidsey, Wells and Smith and Ms. Chwat, respectively) in respect of his or her contributions toward the successful completion of the Merger and, in the case of Messrs. Wells and Chidsey and Ms. Chwat, as an inducement for his or her agreement to perform services following consummation of the Merger. The transition bonuses will be paid at the time the Merger closes except for Mr. Chidsey, who will receive $521,000 of his transition bonus at closing, $1,250,000 on the date that is six months the following closing and $1,250,000 on the date that is twelve months following the closing of the Merger, subject to his continued service or earlier termination of employment without cause, for good reason, or by reason of his death or disability.
     In connection with the employment agreement amendments, Messrs. Chidsey and Wells and Ms. Chwat have agreed to extend the non-competition and non-solicitation covenants from one year following their termination to two years following their termination and have agreed to modify their right to terminate for good reason, including waiving that right due to any change in their duties resulting from consummation of the Merger. In the case of Messrs. Wells and Smith and Ms. Chwat, the welfare benefits continuation period in the event of a qualifying termination has been extended from one year to two years pursuant to their amended employment agreements.
     The foregoing description of the terms of the employment agreement amendments does not purport to be complete and is qualified in its entirety by reference to the amendments to the employment agreements, which are filed as Exhibit 10.62, Exhibit 10.63, Exhibit 10.64 and Exhibit 10.65 hereto and are incorporated herein by reference.
Notice to Investors
     The Offer for outstanding shares of Company Common Stock referred to herein has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Parent and Sub intends to file with the Securities and Exchange Commission. At the time the Offer is commenced, Parent and Sub will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by 3G Capital by Bernardo Piquet at 600 Third Avenue, 37th Floor, New York, New York, 10016, telephone number (212) 893-6727. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission from the Company by contacting the Company Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number (305) 378-7696 or investor@whopper.com.
     In connection with the potential one-step merger (the “One Step”), the Company would file a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Parent and Sub pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number (305) 378-7696 or investor@whopper.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the One Step because they will contain important information about the One Step and the parties to the One Step.
     The Company and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the One Step. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2009 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the One Step when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the One Step when it becomes available. Additional information regarding the Company directors and executive officers is also included in the Company’s proxy statement for its 2009 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 containing Part III information.
Statement on Cautionary Factors
     Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by Parent and Sub and the solicitation/recommendation statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of September 2, 2010, entered into by and among Blue Acquisition Holding Corporation, Blue Acquisition Sub, Inc. and Burger King Holdings, Inc.*
Exhibit 10.62	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and John W. Chidsey, dated as of April 1, 2010
Exhibit 10.63	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Ben Wells, dated as of December 8, 2008
Exhibit 10.64	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Anne Chwat, dated as of December 8, 2008
Exhibit 10.65	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Peter Smith, dated as of December 8, 2008
Exhibit 99.1	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by Bain Capital Partners
Exhibit 99.2	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by the Goldman Sachs Funds
Exhibit 99.3	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by TPG Capital

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
	By:	/s/ John W. Chidsey
John W. Chidsey
Date: September 3, 2010		Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of September 2, 2010, entered into by and among Blue Acquisition Holding Corporation, Blue Acquisition Sub, Inc. and Burger King Holdings, Inc.*
Exhibit 10.62	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and John W. Chidsey, dated as of April 1, 2010
Exhibit 10.63	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Ben Wells, dated as of December 8, 2008
Exhibit 10.64	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Anne Chwat, dated as of December 8, 2008
Exhibit 10.65	Amendment No. 1, dated as of September 1, 2010, to the Amended and Restated Employment Agreement by and between Burger King Corporation and Peter Smith, dated as of December 8, 2008
Exhibit 99.1	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by Bain Capital Partners
Exhibit 99.2	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by the Goldman Sachs Funds
Exhibit 99.3	Stockholder Tender Agreement, dated as of September 2, 2010, by and between Burger King Holdings, Inc. and certain private equity funds controlled by TPG Capital

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.